Exhibit 99.1

Mama’s Creations Engages UHY as its Independent Auditor

EAST RUTHERFORD, NJ – October 22, 2024 – Mama’s Creations, Inc. (NASDAQ: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, today announced it has engaged UHY, one of the nation’s largest professional services firms, as its independent auditor for the Company’s fiscal year ending Jan 31, 2025. The change to the Company’s independent registered public accounting firm was approved by the Audit Committee of its Board of Directors.

“Given our company’s significant evolution and maturation over the several years, we decided it was an appropriate time to transition to UHY with its industry expertise, resources, and professionalism,” said Adam L. Michaels, Chairman and Chief Executive Officer of Mama’s Creations. “Building upon MamaMancini’s strong legacy in Italian-inspired foods, we have now transformed into a company with a diverse family of brands, broad product portfolio of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers.

“In 2022 we implemented a strategic plan to become a one-stop-shop deli solutions platform through both acquisitions and successful new product innovation. Since that time, we renamed and repositioned the company, built an industry-recognized management team, strengthened our balance sheet, expanded our distribution, added new sales channels, and completed a comprehensive financial and operational transformation. Our achievements could not have been realized without the full support of our entire family of employees. The selection of a new auditor marks another milestone in our journey toward a 2030 vision of becoming the next $1 billion deli solutions provider,” concluded Michaels.

UHY succeeds Rosenberg Rich Baker Berman, P.A. (“RRBB”), which was previously the independent auditor providing audit services to the Company. The change to the Company’s independent auditor was made after careful consideration and was approved by the Audit Committee. The decision to change auditor was not as a result of any disagreement between the Company and RRBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 8,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “may,” “believe,” “future,” “plan” or “planned,” “will” or “should,” “expect,” “anticipates,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group – MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us